FOR IMMEDIATE RELEASE

AMERICAN TECHNOLOGY CORPORATION RECEIVES SOUNDSABER™ ORDER FOR USS HARRY S. TRUMAN

ATC Receives Order to Equip Aircraft Carrier

Hangar Bays with NeoPlanar®-based Acoustic Panels

SAN DIEGO, CA, March 13, 2006 -- American Technology Corporation (ATC) (NASDAQ: ATCO), a leading innovator of directed sound products and solutions, today announced it has received another order for NeoPlanar®-based SoundSaber™ acoustic panels for installation in the hangar bays of nuclear powered aircraft carriers. The order and installation for the USS Harry S. Truman (CVN 75) comes on the heels of the successful installation of SoundSaber acoustic panels aboard the USS Dwight D. Eisenhower (CVN 69) in December 2005. The aggregate amount of the orders is approximately $405,000.

The SoundSaber acoustic panels are a part of a mission critical system for general announcing and emergency notification. The SoundSaber line has passed Grade "A" shock and vibration and received a Common Intelligibility Standard grade of 0.95 out of 1.00; typical outdoor public address systems grade between 0.75 and 0.79.

Ken Winter, ATC's director of NeoPlanar Programs noted, "Hangar bays are one of the toughest acoustic environments since they are essentially big steel rooms. Because our SoundSaber acoustic panels provide outstanding clarity and intelligibility with low total harmonic distortion under the most challenging acoustic conditions, we are experiencing increasing military, government and commercial interest for our NeoPlanar-based product lines."

SoundSaber is a hardened NeoPlanar-based solution for providing highly intelligible sound in challenging acoustic environments such as airports, hangar bays, warehouses and other large commercial and government facilities.

ATC's patented NeoPlanar technology features high output and exceptional clarity in a versatile, thin form factor. NeoPlanar products are being offered for a diverse range of applications from home theaters to large entertainment venues. NeoPlanar products are currently installed in arenas, on-board U.S. Navy vessels, and on a large private yacht, and are being utilized for home and outdoor entertainment. NeoPlanar has also been licensed for automotive use.

About American Technology Corporation

American Technology Corporation is Shaping the Future of Sound® through its proprietary directed sound products and technologies which include: the award-winning HSS® (HyperSonic® Sound technology); LRAD™ (Long Range Acoustic Device) products family; NeoPlanar® products family, Sound Vector™ technology, and others. The Company is establishing a strong portfolio of patents, trademarks, and intellectual property including over 320 U.S. and foreign patents and pending patent applications to date. For more information on the company and its technologies and products please visit our web site at www.atcsd.com.

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995: Except for historical information contained herein, the matters discussed are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act. You should not place undue reliance on these statements. We base these statements on particular assumptions that we have made in light of our industry experience, the stage of product and market development as well as our perception of historical trends, current market conditions, current economic data, expected future developments and other factors that we believe are appropriate under the circumstances. These statements involve risks and uncertainties that could cause actual results to differ materially from those suggested in the forward-looking statements, including but not limited to, the performance of our management team, market acceptance of our directed sound technologies and products, entry of competitors, the possibility our intellectual property protections will not prevent others from marketing products similar to or competitive with our products, potential technical or manufacturing difficulties that could delay product deliveries or increase warranty costs, and other risks identified and discussed in our filings with the Securities and Exchange Commission. These forward-looking statements are based on information and management's expectations as of the date hereof. Future results may differ materially from our current expectations. For more information regarding other potential risks and uncertainties, see the "Risk Factors" section of the company's Form 10-K for the year ended September 30, 2005. American Technology Corporation disclaims any intent or obligation to update those forward-looking statements, except as otherwise specifically stated.

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FOR FURTHER INFORMATION CONTACT:

NeoPlanar Programs:

Ken Winter

(207) 373-9025

kwinter@atcsd.com

Investor Relations: Media Inquiries:

Robert Putnam Don Mathias

(858) 676-0519 (949) 855-4520

robert@atcsd.com dwmath@aol.com